UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2008

McCormick & Company, Incorporated

(Exact name of registrant as specified in its charter)

Maryland	001-14920	52-0408290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 Loveton Circle Sparks, Maryland	21152
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 771-7301

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 3, 2008, McCormick & Company, Incorporated (the “Company”) closed its previously announced offering of $250 million aggregate principal amount of 5.25% Notes due 2013 (the “Notes”) pursuant to an underwriting agreement (the “Underwriting Agreement”) with Banc of America Securities LLC, BNP Paribas Securities Corp., SunTrust Robinson Humphrey, Inc. and Wachovia Capital Markets, LLC as underwriters (the “Underwriters”). The Notes mature on September 1, 2013, with interest payable semiannually on March 1 and September 1 of each year, beginning on March 1, 2009. The Company may redeem the Notes at any time. The offer and sale of the Notes was registered under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-3 (No. 333-147809). A copy of the Underwriting Agreement was filed as an exhibit to the Company’s Current Report on Form 8-K filed on September 2, 2008.

The Notes were issued pursuant to an Indenture between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, pursuant to which the Company may issue an unlimited amount of debt securities from time to time in one or more series. A copy of the Indenture is filed as an exhibit to the Company’s Current Report on Form 8-K filed on December 10, 2007. The form of Notes is filed as an exhibit to this report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

The exhibits to this Current Report on Form 8-K are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

By:	/s/ Robert W. Skelton
Robert W. Skelton Senior Vice President, General Counsel & Secretary

Date: September 4, 2008

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of 5.25% Notes due 2013.

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the Notes.

8.1	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters in connection with the issuance and sale of the Notes.

23.1	Consents of Hogan & Hartson L.L.P. (included in Exhibits 5.1 and 8.1).